certification

Joseph DaGrosa, Jr., Principal Executive Officer/President, and Gary Bachman, Principal Financial Officer/Treasurer of Princeton Everest Fund (the “Registrant”), each certify to the best of his knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the period ended September 30, 2025 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d), of the Securities Exchange Act of 1934, as amended; and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer/President	Principal Financial Officer/Treasurer
Axxes Opportunistic Credit Fund	Axxes Opportunistic Credit Fund

/s/ Joseph DaGrosa, Jr.	/s/ Gary Bachman
Joseph DaGrosa, Jr.	Gary Bachman
Date: 12/9/25	Date: 12/9/25

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.